EXHIBIT 10.2
                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


         AMENDMENT NO. 1 dated as of March 13, 2002 between MEDJET INC. (the "COMPANY"), a Delaware corporation having an office at 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837 and EUGENE I. GORDON ("EXECUTIVE"), residing at 1535 Coles Avenue, Mountainside, New Jersey 07092 to the EMPLOYMENT AGREEMENT dated as of April 9, 1999 between the Company and Executive (the "EMPLOYMENT AGREEMENT").
                                   WITNESSETH
         WHEREAS, Executive has served as Chairman, Chief Executive Officer, and Chief Technical Officer of the Company since its inception;
         WHEREAS, the Company desires to continue to receive the benefit of Executive's services and Executive is willing to continue to provide such services to the Company, upon the terms and conditions set forth in this Agreement;
         WHEREAS, the Company is a party to the Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT"), dated as of August 17, 2001, with VISX, Incorporated ("VISX") and Orion Acquisition Corp.; capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.
         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
         1. In order to induce Executive to enter into this Agreement, Executive will be paid an inducement bonus of $60,000, payable no later than ten days after the Merger is either completed or terminated. Such inducement bonus shall be paid by VISX in accordance with its letter to Executive dated March 12, 2002.
         2. Section 1.01 of the Employment Agreement is hereby amended in its entirety to read as follows:
                  "1.01 Term. The Company hereby employs Executive, and Executive hereby accepts employment with the Company with the duties hereinafter set forth, for a period commencing on March 16, 1999 and ending March 15, 2003 subject, however, to earlier termination in accordance with the provisions of this Agreement (the "EMPLOYMENT PERIOD")."


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         3.       Amendment No. 1 to the Employment Agreement dated as of
February 15, 2002 between the Company and Executive is hereby deemed null and void and without any effect. Except as hereby amended, the Employment Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         4. Governing Law. This Amendment shall be governed by and construed and enforced with the laws and decisions of the State of New Jersey applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of laws.

                                             MEDJET INC.


                                             By: /s/ Cheryl Blake
                                                --------------------------------
                                                Cheryl Blake
                                                Vice President Finance &
                                                Human Resources


                                             EXECUTIVE


                                             By: /s/ Eugene I. Gordon
                                                --------------------------------
                                                Eugene I. Gordon

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